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SANGAMO BIOSCIENCES, INC.
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Sangamo BioSciences, Inc. Point Richmond Tech Center 501 Canal Blvd., Richmond, CA 94804 510-970-6000 — 510-236-8951(Fax)

SANGAMO BIOSCIENCES NOMINATES SAIRA RAMASASTRY TO

THE COMPANY’S BOARD OF DIRECTORS

Richmond, Calif. – April 30, 2012 – Sangamo BioSciences, Inc. (Nasdaq: SGMO), the leader in the development of novel zinc finger DNA-binding proteins (ZFPs) for therapeutic gene modification and regulation, announced today the nomination of Saira Ramasastry to the Company’s Board of Directors.

Since April 2009, Ms. Ramasastry has served as Managing Partner of Life Sciences Advisory, LLC, a company that she founded to provide strategic business advice for life science companies. From 1999 to 2009, Ms. Ramasastry was an investment banker with Merrill Lynch & Company, Inc. where she helped establish the biotechnology practice and was responsible for origination of mergers and acquisitions (M&A), strategic and capital markets transactions. Prior to joining Merrill Lynch she served as a financial analyst in the M&A group at Wasserstein Perella & Co., an investment banking firm. Ms. Ramasastry currently serves on the Industry Advisory Board of the Michael J. Fox Foundation for Parkinson’s Research, the Board of Directors of the American Liver Foundation and as a Special Advisor to the California Institute for Regenerative Medicine (CIRM). She received a B.A. in Economics with Honors and Distinction and an M.S. in Management Science and Engineering from Stanford University as well as an M. Phil. in Management Studies from the University of Cambridge.

“I am delighted to welcome Saira Ramasastry to our Board of Directors,” said William Ringo, Chairman of Sangamo’s board of directors. “Saira’s extensive experience in global healthcare investment banking and strategic advisory consulting will bring valuable financial, commercial assessment and business development skills to our Board. In addition, in her capacity as a consultant to Sangamo, she has gained a thorough understanding of our technology and programs which will provide the Board with valuable insight in the development of our novel ZFP Therapeutic® platform.”

“I am very pleased to be nominated to Sangamo’s board of directors,” commented Ms. Ramasastry. “Sangamo has established an innovative platform based on their proprietary ZFP technology and is at an important stage in its development, having recently launched two Phase 2 trials in HIV and established its first therapeutic development agreement with Shire. I look forward to contributing my healthcare industry experience to help position Sangamo for future growth and success.”

Ms. Ramasastry will be eligible for election to the board at Sangamo’s 2012 Annual Meeting when existing board members will also be under consideration for re-election by shareholders. The meeting will be held at 9:00 am (PT) on Thursday, June 21, 2012 at the company’s headquarters in Richmond, California.

Important Additional Information Filed with the SEC

This press release may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with Sangamo’s 2012 annual meeting of stockholders (the “Annual Meeting”). Sangamo and its directors and certain executive officers are deemed participants in the solicitation of proxies from stockholders in connection with the Annual Meeting. On April 25, 2012, Sangamo filed a definitive proxy statement relating to the Annual Meeting and is mailing the Notice of Internet Availability of Proxy Materials to its security holders. The definitive proxy statement will contain important information regarding the participants in the solicitation and proposals submitted to the stockholders for approval at the Annual Meeting, including the proposal to elect directors of Sangamo.

Sangamo BioSciences, Inc. Point Richmond Tech Center 501 Canal Blvd., Richmond, CA 94804 510-970-6000 — 510-236-8951(Fax)

Stockholders of Sangamo are advised to read the definitive proxy statement prior to voting at the Annual Meeting. Stockholders of Sangamo may obtain, free of charge once they become available, copies of the definitive proxy statement and other documents filed by Sangamo with the SEC at the internet website maintained by the SEC at www.sec.gov. These documents may also be obtained free of charge by calling investor relations at Sangamo at (510) 970-6000.

About Sangamo

Sangamo BioSciences, Inc. is focused on research and development of novel DNA-binding proteins for therapeutic gene regulation and genome editing. It has ongoing Phase 2 and Phase 1/2 clinical trials to evaluate the safety and efficacy of a novel ZFP Therapeutic® for the treatment of HIV/AIDS. Sangamo’s other therapeutic programs are focused on monogenic diseases, including hemophilia and hemoglobinopathies such as sickle cell anemia and beta-thalassemia, and a program in Parkinson’s disease. Sangamo’s core competencies enable the engineering of a class of DNA-binding proteins known as zinc finger DNA-binding proteins (ZFPs). Engineering of ZFPs that recognize a specific DNA sequence enables the creation of sequence-specific ZFP Nucleases (ZFNs) for gene modification and ZFP transcription factors (ZFP TFs) that can control gene expression and, consequently, cell function. Sangamo has entered into a strategic collaboration with Shire to develop therapeutics for hemophilia and other monogenic diseases and has established strategic partnerships with companies in non-therapeutic applications of its technology including Dow AgroSciences and Sigma-Aldrich Corporation. For more information about Sangamo, visit the company’s website at www.sangamo.com.

ZFP Therapeutic® is a registered trademark of Sangamo BioSciences, Inc.

This press release contains forward-looking statements regarding Sangamo’s current expectations. These forward looking statements include, without limitation, references to the research and development of ZFP TFs and ZFNs, clinical trials and therapeutic applications of Sangamo’s ZFP technology platform, and election of directors. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include the early stage of ZFP Therapeutic development, uncertainties related to the timing of initiation and completion of clinical trials, and whether clinical trial results will validate and support the safety and efficacy of ZFP Therapeutics. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that Sangamo will be able to develop commercially viable gene based therapeutics. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in the company’s operations and business environments. These risks and uncertainties are described more fully in Sangamo’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Contact

Sangamo BioSciences, Inc.

Elizabeth Wolffe, Ph.D.

510-970-6000 x271

ewolffe@sangamo.com

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